SCHEDULE 14c (Rule 14c-101)

                 INFORMATION REQUIRED IN INFORMATION STATEMENT

 Information Statement Pursuant to Section 14(c) of the Securities Exchange Act
                                    of 1934

Check the appropriate box:
[x]  Preliminary Information Statement      [  ] Confidential, for use of the
[ ]  Definitive Information Statement            Commission only

                             NESCO INDUSTRIES, INC.

(Name of Registrant as Specified in its Charter)
Payment of Filing Fee (Check the appropriate box):

[x]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)  Title of each class of securities to which transaction applies:
________________________________________________________________________________

2)  Aggregate number of securities to which transaction applies:

________________________________________________________________________________

3) Price per unit or other underlying value of transaction pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)

________________________________________________________________________________

4)  Proposed maximum aggregate value of transaction:

________________________________________________________________________________

5)  Total fee paid:

________________________________________________________________________________

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


1)  Amount Previously Paid: ________________________________________________
2)  Form, Schedule or Registration Statement No.: __________________________
3)  Filing Party: __________________________________________________________
4)  Date Filed: ____________________________________________________________

                             NESCO INDUSTRIES, INC.
                               305 Madison Avenue
                            New York, New York 10165


                             INFORMATION STATEMENT

To the Holders of the Voting Stock:

     The purpose of this Information Statement is to notify you that the holders of shares representing a majority of the voting stock of Nesco Industries, Inc. ("Nesco") have given their written consent to resolutions adopted by the Board of Directors of Nesco to amend the Certificate of Incorporation of Nesco so as
(1) to change the name of the company to "Aquamatrix, Inc." ("Aquamatrix"),  and
(2) to increase the authorized number of common shares to 400,000,000. The Board of Directors has fixed November 23, 2004 as the record date for determining the holders of voting stock entitled to notice and receipt of this Information Statement. We anticipate that this Information Statement will be mailed on November 30, 2004 to stockholders of record. On or after December 20, 2004, the Amendment to the Certificate of Incorporation will be filed with the Nevada Secretary of State and become effective.


     The Nevada Revised Statutes permits holders of a majority of the voting power to take stockholder action by written consent. Accordingly, Nesco will not hold a meeting of its stockholders to consider or vote upon the amendment to Nesco's Certificate of Incorporation.


                       WE ARE NOT ASKING YOU FOR A PROXY.
                    YOU ARE REQUESTED NOT TO SEND US A PROXY

                                            MATTHEW HARRITON
                                            President



By Order of the Board of Directors
November 30, 2004

                  VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

     We determined the stockholders of record for purposes of this information statement at the close of business on November 23, 2004 (the "Record Date"). On the Record Date, the authorized voting stock consisted of 25,000,000 shares of common stock, par value $0.001 ("Common Stock"), 850,000 shares of Series A preferred stock ("Series A Stock") and 150,000 shares of Series B preferred stock ("Series B Stock"). Each share of common stock is entitled to one vote; each share of Series A Stock is entitled to 30 votes and each share of Series B Stock is entitled to 750 votes. On the Record Date there were 19,127,106 shares of common stock, 79,500 shares of Series A Stock and 112,917.97 shares of Series B Stock issued, outstanding and entitled to vote.

     The following table sets forth the beneficial ownership as of November 23, 2004 of each person who, as of the Record Date, owned beneficially more that 5% of Nesco's common stock as well as the shares beneficially owned by its officers and directors individually and as a group. For this purpose, each outstanding share of Series A Stock has been treated as having been converted into 30 shares of common stock and each outstanding share of Series B Stock has been treated as having been converted into 750 shares of common stock.

Name and Address of                         Amount and Nature of      Percent
Beneficial Owner                            Beneficial Ownership (1)  of Class
------------------------------------------------------------------------------
Santo Petrocelli, Sr.
c/o Nesco Industries, Inc.
305 Madison Avenue
New York, NY  10165 (2)                               19,741,667       18.37%

Matthew Harriton
c/o Nesco Industries, Inc.
305 Madison Avenue
New York, NY  10165 (3)                                4,479,597        4.13%

Cornell Capital
101 Hudson Street
Jersey  City, NJ  07302  (4)                           7,116,669        6.42%

Ronald Kuzon
c/o Nesco Industries, Inc.
305 Madison Avenue
New York, NY  10165 (5)                                5,357,142        5.04%

                                       2

Karen Nazzareno
c/o Hydrogel Design Systems Inc.
305 Madison Avenue
New York, NY  10165 (6)                                  180,000          *

Geoff Donaldson
c/o Hydrogel Design Systems Inc.
305 Madison Avenue
New York, NY  10165 (7)                                1,038,615          *

Richard Harriton
305 Madison Avenue, Suite 4510
New York, NY  10165 (8)                               12,144,007       10.29%

KSH Strategic Investments
575 Jericho Turnpike
Jericho, NY  11753 (9)                                 6,416,500        5.91%

Directors and Officers
As a Group (3 persons)                                 5,698,212        5.20%

     *  Less than 1% unless otherwise indicated.

(1) As used herein, the term beneficial ownership with respect to a security is defined by Rule 13d-3 under the Securities Exchange Act of 1934 as consisting of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose or direct the disposition of) with respect to the security through any contract, arrangement, understanding, relationship or otherwise, including a right to acquire such power(s) during the next 60 days. Unless otherwise noted, beneficial ownership consists of sole ownership, voting and investment rights. Additionally, the number of shares shown assumes the conversion or exercise of all Series A Stock, Series B Stock, warrants and vested options.

(2) Mr. Petrocelli was the Chairman and a director of Nesco until June 22, 2004. The above number of shares beneficially owned includes 2,900,000 shares owned of record by Petrocelli Industries, Inc. and 566,667 shares owned by SMFS Corp. Mr. Petrocelli is the President and Chief Executive Officer of Petrocelli
Industries,  Inc., and beneficially  owns 25% of its outstanding  capital stock.

                                       3

The other 75% is owned by members of Mr. Petrocelli's family. Mr. Petrocelli is the President of SMFS Corp. In addition, the number of shares beneficially owned includes 1,000,000 shares issuable upon the exercise of a warrant issued in March 2002 to Mr. Petrocelli and 275,000 shares issuable upon the exercise of a warrant issued in December 2003 to Petrocelli Industries, Inc.

(3) Mr. Matthew Harriton is the President, Chief Executive Officer and a director of the Company. The above number of shares beneficially owned does not include 2,430,647 shares issuable upon the conversion of debt. It does include 364,597 shares issuable upon exercise of a warrant granted for the extension of debt, and 2,000,000 shares of a total of 5,000,000 issuable upon exercise of a warrant granted as part of Mr. Harriton's employment agreement in May 2004. The remaining 3,000,000 shares are not exercisable until a minimum of one year after the closing date of the Share Exchange Agreement among Nesco, Hydrogel and certain stockholders of each company, dated as of April 29, 2004. Mr. Harriton is also the President, Chief Executive Officer and a Director of Embryo Development Corporation which owns securities representing a 4.56% interest in Nesco.

(4) The above number of shares beneficially owned by Cornell Capital does not include 4,666,667 shares issuable upon the conversion of a debenture. It does include 4,666,669 shares issuable upon the exercise of warrants granted in conjunction with a convertible debenture.

(5) Mr. Kuzon served as an interim officer during the period February 26, 2004 until May 25, 2004 when the share exchange agreement was completed. The above number of shares beneficially owned includes 2,700,000 shares owned by NAC Calabria Acquisition Corp., a corporation controlled by Mr. Kuzon, 1,000,000 shares owned by JMK Associates, a consulting firm controlled by a family member of Mr. Kuzon, and 1,657,142 shares owned by family members and affiliates of Mr. Kuzon.

(6) Ms. Nazzareno is the Chief Financial Officer of Hydrogel Design Systems, Inc., a majority owned subsidiary of Nesco Industries, Inc.

(7) Mr. Donaldson is the Chief Operating Officer of Hydrogel Design Systems, Inc., a majority owned subsidiary of Nesco Industries, Inc. The above number of shares beneficially owned does not include 2,924,100 shares issuable upon the conversion of debt. It does include 438,615 shares issuable upon exercise of a warrant granted for the extension of debt, and 600,000 shares issuable upon exercise of a warrant granted as part of Mr. Donaldson's employment agreement with Hydrogel Design Systems, Inc. in January 2000 which has been converted to a Nesco warrant.

(8) The above number of shares beneficially owned by Mr. Richard Harriton does not include 15,696,000 shares issuable upon the conversion of debentures. It does include 11,874,007 shares issuable upon the exercise of warrants granted in conjunction with convertible debentures and for the extensions of debenture debt of Hydrogel Design Systems, Inc. Both the convertible debenture and the related warrants have been converted to Nesco debt and warrants. Mr. Richard Harriton is a related party of Mr. Matthew Harriton, a director and officer of the Company (See (3) above).

(9) The above number of shares beneficially owned by KSH Strategic Investment Fund does not include 3,900,000 shares issuable upon the conversion of a debenture. It does include 2,417,500 shares issuable upon the exercise of warrants granted in conjunction with a convertible debenture and for the extensions of such debenture debt of Hydrogel Design Systems, Inc. Both the convertible debenture and the related warrants have been converted to Nesco debt and warrants.

                      DOCUMENTS INCORPORATED BY REFERENCE

     Our Current Report on Form 8-K and 8-K/A filed June 9, 2004 and August 9, 2004, respectively, Annual Report on Form 10-KSB for the year ended April 30, 2004, our Quarterly Report for the three months ended July 31, 2004 and financial information from our subsequent quarterly reports are incorporated herein by reference.


                 AMENDMENT OF THE CERTIFICATE OF INCORPORATION
                     TO CHANGE THE NAME OF THE CORPORATION

     The Board of Directors of Nesco has unanimously adopted a resolution to change the name of the corporation from "Nesco Industries, Inc." to "Aquamatrix, Inc." The holders of shares representing a majority of Nesco's outstanding voting power have given their written consent to the resolution. Under the Nevada Revised Statutes, the consent of the holders of a majority of the voting power is effective as stockholders' approval. We will file the Amendment with the Secretary of State of Nevada on or after December 20, 2004, and it will become effective on the date of such filing (the "Effective Date").

                     Reasons for Approving the Name Change

     The name change has been approved because the new name better represents the corporation's business. The Company develops, manufactures and markets high water content, electron beam cross-linked, aqueous polymer hydrogels used for wound care, medical diagnostics, transdermal drug delivery and cosmetics. The Company's gels are produced using proprietary manufacturing technologies which enable the Company to produce gels that can satisfy rigid tolerance specifications with respect to a wide range of physical characteristics while maintaining produce integrity. The Company's gels are also stable in form and composition, adhere painlessly to the human body and are compatible with active ingredients.

     Certificates for the corporation's common stock that recite the name "Nesco Industries, Inc." will continue to represent shares in the corporation after the Effective Date. If, however, a stockholder wishes to acquire a certificate reciting the name "Aquamatrix" after the Effective Date, he may do so by surrendering his certificate to Nesco's transfer agent with a request for a replacement certificate and the appropriate stock transfer fee. Nesco's transfer agent is:

        Interwest Transfer Co., Inc.
        1981 East 4800 South, Suite 100
        Salt Lake City, UT  84117
        Attn:  Stacie Banks
        Phone:  801-272-9294

                 AMENDMENT OF THE CERTIFICATE OF INCORPORATION
                    TO INCREASE THE AUTHORIZED COMMON STOCK

     The Board of Directors of Nesco has unanimously adopted a resolution to increase from 25,000,000 to 400,000,000 the number of shares of common stock authorized by the Certificate of Incorporation. The holders of shares representing a majority of Nesco's outstanding voting power have given their written consent to the resolution. Under the Nevada Revised Statutes, the consent of the holders of a majority of the voting power is effective as stockholders' approval. We will file the Amendment with the Secretary of State of Nevada on or after December 20, 2004, and it will become effective on the date of such filing (the "Effective Date").

     The primary purpose of the increase is to enable Nesco to fulfill its obligations pursuant to the Share Exchange Agreement, dated as of April 29, 2004, by and among Nesco, Hydrogel Design Systems, Inc. ("HDS"), certain stockholders of Nesco and certain stockholders of Hydrogel (the "Agreement").

     Under the terms of the Agreement, Nesco is required to issue 58,884,786 shares of its common stock (the "Nesco Common Stock") to the former Hydrogel shareholders. At present, Nesco has 25,000,000 shares authorized and 19,127,106 shares outstanding. In order to facilitate the closing of the Agreement in the absence of sufficient shares of Nesco Common Stock, Nesco issued a newly created Series B preferred stock (the "Series B Preferred Stock").

         Reasons for Approving the Increase in Authorized Common Stock

     The additional shares being authorized will be issued to complete the following:

-- The conversion of Nesco Series A Stock for Nesco Common Stock held by Nesco preferred stockholders.
-- The conversion of Nesco Series B Stock for Nesco Common Stock held by the Nesco preferred Series B stockholders.
-- The conversion of Nesco Series B Stock for Nesco Common Stock held by the Hydrogel common stockholders.
-- The conversion of Nesco Series B Stock for Nesco Common Stock by the holders of Hydrogel Series B Preferred Stock.
--   The exercise of Nesco warrants which were exchanged for HDS warrants.
--   The exercise of Nesco options which were exchanged for HDS options.
-- The exercise of Nesco warrants issued in consideration of an extension of the due date for the HDS Term Debt.
-- The conversion of the Nesco Series B Stock into Nesco Common Stock by holders of Convertible HDS debt.

     The  amendment  of  the  Certificate  of   Incorporation  to  increase  the
authorized common stock is not being done for the purpose of impeding any takeover attempt, and Nesco is not aware of any person who is acquiring or plans to acquire control of Nesco. Nevertheless, the power of the Board of Directors to provide for the issuance of shares of common stock without stockholder approval has potential utility as a device to discourage or impede a takeover of Nesco. In the event that a non-negotiated takeover were attempted, the private placement of stock into "friendly" hands, for example, could make Nesco unattractive to the party seeking control of Nesco. This would have a detrimental effect on the interests of any stockholder who wanted to tender his or her shares to the party seeking control or who would favor a change of control.

                            VOTE OBTAINED NEVADA LAW

     Nevada Revised Statutes ("NRS") 78.390 provides that every amendment to the Company's Articles of Incorporation shall first be adopted by the resolution of the Board of Directors and then be subject to the approval of stockholders entitled to vote on any such amendment. Under NRS 78.390 and the Company's bylaws, an affirmative vote by stockholders holding shares entitling them to exercise at least a majority of the voting power is sufficient to amend the Company's Articles of Incorporation. NRS 78.320 provides that, unless otherwise provided in the Company's Articles of Incorporation or the bylaws, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the amendment described herein as early as possible in order to accomplish the purposes as hereafter described, our Board of Directors voted to utilize, and did in fact obtain, the written consent of the holders of a majority in interest of our voting power. NRS 78.320 provides that in no instance where action is authorized by written consent need a meeting of stockholders be called or notice given.

                              No Dissenters Rights

     Under Nevada law, stockholders are not entitled to dissenters' rights with respect to any of the transactions in this Information Statement.

                     COPIES OF ANNUAL AND QUARTERLY REPORTS

     We will furnish a copy of our Annual Report on Form 10-KSB for the year ended April 30, 2004 and all subsequent Quarterly Reports on Forms 10-QSB and any exhibit referred to therein without charge to each person to whom this Information Statement is delivered upon written or oral request by first class mail or other equally prompt means within one business day of receipt of such request., Any request should be directed to our corporate secretary at 305 Madison Avenue, Suite 4510, New York, New York 10165, Telephone (212) 986-0886.


                        By Order of the Board of Directors, at
                        New York, New York on November 30, 2004

                        By:  /s/ Matthew Harriton
                           ---------------------------
                           Matthew Harriton, President